EXHIBIT 10.1

THIRD AMENDMENT

THIS THIRD AMENDMENT (this “Amendment”) dated as of June 19, 2013, amends the Credit Agreement dated as of July 30, 2010, (as previously amended, the “Credit Agreement”) among MGE ENERGY, INC. (the “Borrower”), various financial institutions and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined therein.

WHEREAS, the Borrower, the Lenders and the Administrative Agent have entered into the Credit Agreement; and

WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1.  AMENDMENTS.  Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:

(a)

Amendments to Section 1.1.

(i)  The definition of “Aggregate Commitment” in Section 1.1 is amended in its entirety to read as follows:

“Aggregate Commitment” means the aggregate of the Commitments of all Lenders, as changed from time to time pursuant hereto.

(ii)  The definition of “Facility Termination Date” in Section 1.1 is amended by deleting the reference to “July 30, 2015,” therein and substituting “July 31, 2017,” therefor.

(iii)  The first sentence of the definition of “Interest Period” is amended in its entirety to read as follows:

“Interest Period” means, with respect to a Eurodollar Advance, a period selected by the Borrower commencing on a Business Day and ending 7 days thereafter or on the numerically corresponding day one, two, three or six months thereafter, provided that if there is no such numerically corresponding day in the next, second, third or sixth succeeding month, as applicable, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month.

(b)

Amendment to Section 2.18. Clause (a) of Section 2.18 is amended by deleting the amount “40,000,000” therein and substituting “$30,000,000” therefor.

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(c)

Amendment to Section 6.13.  Section 6.13 is amended by (a) deleting the amount “$35,000,000” in clause (x) and substituting “$40,000,000” therefor; and (b) adding the following clause (xiv) in proper sequence:

(xiv)  Liens imposed by law or regulation on property funded by governmental grants.

(d)

Amendments to Default Thresholds.  Each of Section 7.3 and 7.10 is amended by deleting the amount “$35,000,000” therein and substituting “$40,000,000” therefor.

(e)

Amendment of Schedule I.  Schedule I is deleted in its entirety and replaced with Schedule I hereto.

(f)

Amendment to Pricing Schedule. The table included in the Pricing Schedule is deleted in its entirety and replaced with the table attached as Annex 1.

SECTION 2.

REPRESENTATIONS AND WARRANTIES.  The Borrower represents and warrants to the Lenders that (a) each warranty set forth in Article V of the Credit Agreement is true and correct as if made on the date hereof, (b) the execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under the Credit Agreement as amended hereby (as so amended, the “Amended Credit Agreement”) (i) are within the corporate powers of the Borrower, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary governmental approvals and (iv) do not and will not violate any provision of law or of the charter or by-laws of the Borrower or any indenture, loan agreement or other material contract, order or decree which is binding upon the Borrower, and (c) this Amendment and the Amended Credit Agreement are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles.

SECTION 3.

EFFECTIVENESS.  The amendments set forth in Section 1 shall become effective on the date (the “Amendment Effective Date”) on which the Administrative Agent has received (by facsimile or otherwise) (a) counterparts of this Amendment executed by the Borrower and the Lenders and (b) payment (for the account of each Lender) of a non-refundable amendment fee in an amount equal to 0.12% of such Lender’s Commitment after giving effect to this Amendment.

SECTION 4.

MISCELLANEOUS.

Section 4.1

Continuing Effectiveness, etc.  As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

Section 4.2

Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

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Section 4.3

Governing Law.  This Amendment shall be a contract made under and governed by the laws of the State of Wisconsin applicable to contracts made and to be performed entirely within such State.

Section 4.4

Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

MGE ENERGY, INC., as Borrower

By:

/s/ Jeffrey C. Newman

Name:

Jeffrey C. Newman

Title:

Vice President, Chief Financial Officer,

Secretary and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent, as Issuer and as a Lender

By:

/s/ Jeffrey G. Welch

Name:

Jeffrey G. Welch

Title:

Senior Vice President

BANK OF AMERICA, N.A., as Syndication Agent and a Lender

By:

/s/ Carlos E. Morales

Name:

Carlos E. Morales

Title:

Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Syndication Agent and a Lender

By:

/s/ Mary Pat Williams

Name:

Mary Pat Williams

Title:

Vice President

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SCHEDULE I

LENDERS AND COMMITMENTS

Lender	Commitment
JPMorgan Chase Bank, N.A.	$25,000,000
Bank of America, N.A.	$12,500,000
U.S. Bank National Association	$12,500,000

TOTAL	$50,000,000

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Annex 1 to

Third Amendment

Status	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Eurodollar Margin	0.675%	0.750%	0.875%	1.000%	1.125%
Base Rate Margin	0.000%	0.000%	0.000%	0.000%	0.125%
Commitment Fee Rate	0.060%	0.070%	0.080%	0.100%	0.125%
Letter of Credit Fee Rate	0.675%	0.750%	0.875%	1.000%	1.125%

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